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                            ICG COMMUNICATIONS, INC.

                  401(k) WRAPAROUND DEFERRED COMPENSATION PLAN








                         Effective as of October 1, 1996


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                                TABLE OF CONTENTS


                                                                       Page


INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
I -  DEFINITIONS . . . . . . . . . . . . . . . . . . .  . . . . . . . . .  2

      1.01 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.02 Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . .  4

II - PARTICIPATION AND CONTRIBUTIONS  . . . . . . . . . . . . . . . . . .  5
      2.01 Eligibility for Participation  . . . . . . . . . . . . . . . .  5
      2.02 Termination of Participation . . . . . . . . . . . . . . . . .  5
      2.03 Amount of Participant Contribution   . . . . . . . . . . . . .  5
      2.04 Amount of Company Contribution   . . . . . . . . . . . . . . .  6
      2.05 Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      2.06 Transfers to 401(k) Plan  . . . . . . . . . . . . . . . . . . . 6

III - VESTING AND DISTRIBUTION OF BENEFITS   . . . . . . . . . . . . . . . 8
      3.01 Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      3.02 Distribution of Benefits  . . . . . . . . . . . . . . . . . . . 8
      3.03 Forfeitures . . . . . . . . . . . . . . . . . . . . . . . . . . 9

IV -  FUNDING, INVESTMENT AND VALUATION OF ACCOUNTS  . . . . . . . . . . . 10
      4.01 Plan Accounts Are Unfunded and May Be Held in Trust  . . . . . .10
      4.02 Account Investment  . . . . . . . .  . . . . . . . . . . . . . .10
      4.03 Investment Funds . . . . . . .  . . . . . . . . . . . . . . . . 10
      4.04 Individual Records . . . . . . . . . . . . . . . . . . . .  . . 11
      4.05 Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

V -   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
      5.01 Modification and Amendment . . . . . . . . . . . . . . . . . .  12
      5.02 Termination and Discontinuance . . . . . . . . . . . . . . . .  12
      5.03 Special Provisions Upon Change of Control   . . . . . . . . . . 12
      5.04 Administration and Interpretation . . . . . . . . . . . . . . . 12
      5.05 No Contract of Employment . . . . . . . . . . . . . . . . . . . 12
      5.06 Facility of Payment  . . . . . . . . . . . . . . . . . . . . .  13
      5.07 Withholding and Tax Consequences  . . . . . . . . . . . . . . . 13
      5.08 Nonalienation  . . . . . . . . . . . . . . . . . .  . . . . . . 13
      5.09 Construction  . . . . . . . . . . . . . . . . . . . . . . . . . 13
      5.10 Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . 13
      5.11 Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . .13
      5.12 Prior Agreements Superseded  . . . . . . . . . . . . . . . . . .13

                           INTELCOM GROUP (USA), INC.
                           DEFERRED COMPENSATION PLAN

                                  INTRODUCTION

         This ICG Communications, Inc. 401(k) Wraparound Deferred Compensation Plan (the "Plan") has been approved and adopted by the Board of Directors of ICG Communications, Inc. (the "Company") to be effective as of October 1, 1996. The Company has adopted this unfunded deferred compensation plan primarily for the purpose of providing benefits to a select group of management or highly compensated employees, and to permit such employees to participate in the ICG Communications, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") to the fullest extent permitted under law.

                                   ARTICLE I

                                  DEFINITIONS

1.01 Definitions.The following terms when capitalized herein shall have the meanings assigned below.

     Account. The bookkeeping account established and maintained under the Plan for each Participant to reflect amounts credited under the Plan for the benefit of each Participant, and any earnings or losses thereon.

     Board. The Board of Directors of ICG Communications, Inc.

     Change in Control. A "change in control" shall be deemed to have occurred if any person (including any individual, firm, partnership, or other entity) together with all "Affiliates" and "Associates" (as such terms are defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934) of such person, but excluding:

     (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company,

     (ii) a corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of the Company,

     (iii)the company or any subsidiary of the Company, or

     (iv) a Participant together with all Affiliates and Associates of the Participant,

     is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities.

     Code. The Internal Revenue Code of 1986, as amended from time to time.

     Committee.   The  Deferred  Compensation   Committee  responsible  for  the
     administration of the Plan, which Committee will be appointed by the Board from time to time.

     Company. ICG Communications, Inc., and any entity which is a member of a controlled group of corporations or a controlled group of trades or businesses with ICG Communications, Inc. under the provisions of Code
     Section   414(b) or (c) and   which  is designated  by  the Committee as a
     participating employer under this Plan, and any successor by merger, consolidation, sale of assets or otherwise.

     Company Contribution. The amount contributed by the Company pursuant to
     Article II.

     Compensation. A Participant's compensation as defined in the 401(k) Plan, which (as of the Effective Date) defines Compensation as the amounts paid to the Participant as wages, as reported on Form W-2 for the year (which includes bonuses, commissions, and overtime pay), excluding any relocation expense reimbursements and any P.S. 58 costs includable in income, plus any elective deferrals made to the 401(k) plan and to any cafeteria plan under Code Section 125. However, for purposes of this Plan, the limitations of Code Section 401(a)(17) will not apply (so that Compensation will not be limited to $150,000) and a Participant's total Compensation will be considered for purposes of this Plan.

     Deferral Election. The election made by an Eligible Employee under which the Eligible Employee elects to participate in this Plan and to defer a portion of the Eligible Employee's Compensation for contribution to the Plan.

     Designated Beneficiary. The beneficiary designated by the Participant to receive the Participant's benefit under the 401(k) Plan in the event of the Participant's death, which Designated Beneficiary also will receive the Participant's benefit under this Plan in the event of the Participant's death.

     Effective Date.  October 1, 1996.

     Eligible Employee. Any employee of the Company who (i) is eligible to participate in the 401(k) Plan under the terms of the 401(k) Plan, and (ii) is a member of the management or highly compensated group of employees of the Company under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), as determined by the Committee, in its discretion.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     401(k) Plan. The ICG Communications, Inc. 401(k) Profit Sharing Plan, as amended from time to time.

     Investment  Fund.  The  separate  funds  in  which  amounts   allocable  to
     Participants  and held in the  Trust may be  invested  in  accordance  with
     Article IV.

     Participant.   Each  Eligible   Employee  of  the  Company  who  elects  to
     participate in this Plan pursuant to Article II.

     Participant Contribution. The amount of Compensation a Participant elects to defer under the provisions of Article II.

     Plan. The ICG Communications, Inc. 401(k) Wraparound Deferred Compensation Plan, as set forth herein, as amended from time to time.

     Plan Year. The twelve-month period ending on December 31 of each year, except that the first Plan Year will be a short Plan Year commencing on the Effective Date and ending on the first December 31 following the Effective Date.

     Trust. The Deferred Compensation Trust in which amounts deferred under this Plan, and any earnings thereon, are held, as provided in Article V and the Deferred Compensation Trust Agreement.

     Trustee. The trustee or trustees of the Trust.

     Valuation Date. The last day of each calendar quarter of each Plan Year, and such other dates as the Committee determines necessary or appropriate to value the Accounts of Participants.

1.02 Other Terms. Except where the context clearly indicates otherwise, any term used in this Plan which is not defined in this Article and which term is defined in the 401(k) Plan will have the meaning set forth in the 401(k) Plan.

                                    ARTICLE I

                         PARTICIPATION AND CONTRIBUTIONS

2.01 Eligibility for Participation. Each Eligible Employee shall be eligible to participate in the Plan. The Committee shall determine the employees who satisfy the requirements to be an Eligible Employee for each Plan Year who are to be considered Eligible Employees under the Plan. Participation in the Plan by Eligible Employees is completely voluntary. An Eligible Employee must complete and sign a Deferral Election and file such Deferral Election with the Committee to participate in the Plan.

2.02 Termination of Participation. Participation in the Plan shall terminate on the earliest of the date on which a Participant ceases to be an Eligible Employee, the date on which a Participant terminates employment with the Company, or the date on which the Plan terminates.

2.03 Amount of Participant Contribution.

          A Participant may, within 30 days after the Eligible Employee first is eligible for participation in the Plan, or during the 30-day period prior to any January 1 thereafter, elect to defer any whole percentage of the Participant's Compensation to the Plan. An election must be made prior to the beginning of the period during which the Compensation is earned and for which amounts are contributed. A Participant may not amend or discontinue Participant Contributions for a Plan Year once a Deferral Election for this Plan is filed with the Committee. The restrictions on the timing of the Eligible Employee's Deferral Elections under this Section will not be interpreted to restrict changes to the Eligible Employee's elections under the 401(k) Plan, which shall be made consistent with the terms of the 401(k) Plan.

          The maximum Participant Contribution a Participant may contribute to the Plan for any Plan Year shall be 100% of the Participant's Compensation for the Plan year. As of each Valuation Date, each Participant's Account shall be credited with an amount equal to the Participant Contributions, if any, for the period beginning on the immediately preceding Valuation Date and ending on the current Valuation Date.

          A Participant may not make contributions to the Plan during any period for which Participant Contributions must be suspended in accordance with Treasury Regulation 1.401(k)-1(d)(2)(iv)(B)(4), which requires suspension of contributions as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Company, including the 401(k) Plan.

          Notwithstanding any other provision of this Plan, a Participant's participation in the Plan shall terminate upon the effective date of any Department of Labor regulation or release in which the term "a select group of management or highly compensated employees" is defined or clarified to exclude such Participant from participation in this Plan, or upon the Committee's determination, in its discretion, that sufficient authority exists to determine that such Participant does not fall within such select group of management or highly compensated employees. In such event, in the discretion of the Committee, the Accounts of such ineligible Participants may be distributed in lump sum as soon as administratively practicable following the Committee's determination that the Participant's participation should cease. 2.04 Amount of Company Contribution As of each Valuation Date, each

          Participant's Account shall be credited with an amount contributed by the Company which will equal the amount of the contribution, if any, that would have been made by the Company as of such day on behalf of the Participant under Item D(2) of the 401(k) Plan based upon such Participant's Participant Contribution if the Participant Contribution had been made to the 401(k) Plan, without regard to any limitation imposed by Code Section 401(k) or 402(g), but with regard to the limitations on Company Contributions set forth in the 401(k) Plan (including the maximum Company Contribution of 6% of a participant's Compensation). It is the intent of this Section 2.04 that the Company make matching contributions to this Plan on behalf of Participant Contributions to this Plan in the same manner as provided under the 401(k) Plan with respect to 401(k) deferrals, but allowing the Company matching contribution on Participant Contributions of up to 6% of Compensation (disregarding any limitations on elective deferrals under the 401(k) Plan and disregarding the Code Section 401(a)(17) limit on compensation), taking into account both this Plan and the 401(k) Plan. The maximum Company Contribution under both this Plan and the 401(k) Plan will be limited to the first 6% of Compensation contributed by the Participant.

2.05 Adjustments. Participant Contributions and Company Contributions shall increase or decrease during the Plan Year based upon the amount of a Participant's Compensation actually paid during the Plan Year, including adjustments to such Compensation.

2.06 Transfers to 401(k) Plan.

          As soon as administratively practicable following the end of each Plan Year, but no later than March 15 of the following Plan Year, the Company will ensure that preliminary actual deferral percentage testing and actual contribution percentage testing under the 401(k) Plan have been completed in order to determine the maximum amount of elective deferral contributions that could be made to the 401(k) Plan for each Participant for such Plan Year, consistent with Section 402(g) and the limitations of Section 401(k).

          Upon determination of the maximum amount described in Section 2.06(a), the Company shall transfer (or, if applicable, shall direct the Trustee to transfer) directly to the 401(k) Plan for the benefit of each Participant an amount equal to the sum of:

          (i)  the lesser of:

               (A)  such maximum amount for each such Participant; or

               (B) the sum of the Participant Contributions made in accordance with Section 2.03 and allocated to the Participant's Account for such Plan Year; plus

          (ii) Company  Contributions,  if any,  allocated  in  accordance  with
               Section 2.04 to the Participant's Account for such Plan Year, and attributable to the Participant Contributions transferred to the 401(k) Plan under Paragraph (i) above.

          C. The amounts so transferred to the 401(k) Plan for the benefit of the Participant will be treated as a contribution to the 401(k) Plan and will be allocated on behalf of each Participant under the 401(k) Plan as of the last day of the Plan Year in which those amounts would have been received by the Participant as wages, but for the deferral elections under the Plan and the 401(k) Plan, and the application of this Section. Transfers of Participant Contributions shall be allocated to each Participant's salary deferral account under the 401(k) Plan. Transfers of Company Contributions shall be allocated to each Participant's employer matching contribution account as if such contribution had been made directly to the 401(k) Plan.

          D. The amount to be transferred to the 401(k) Plan in accordance with Section 2.06(b) shall continue to be credited with deemed investment experience in accordance with Section 4.03 until the date of such transfer. Any amounts attributable to such investment experience shall remain in the Plan.

                                    ARTICLE III

                      VESTING AND DISTRIBUTION OF BENEFITS

3.01 Vesting.  A Participant shall be vested in his or her Account as follows:

          with respect to Participant Contributions credited pursuant to Section
          2.03 (and earnings thereon), the Participant shall at all times be fully 100% vested;

          with  respect to Company  Contributions  credited  pursuant to Section
          2.04 (and earnings thereon), the Participant shall be vested to the same extent the Participant is vested in his or her Company matching contributions under Item C(5) of the 401(k) Plan.

          Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, all Participants shall become fully vested in the benefits provided under this Plan.

3.02 Distribution of Benefits.

          Termination of Employment. Distribution of a Participant's vested Account will commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant terminates employment with the Company. Distribution will be made in substantially equal annual installments over a ten-year period; provided, however, that a Participant may, upon first becoming eligible to participate in this Plan, elect to receive his or her vested Account under this Plan in one lump sum distribution which will be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant terminates employment with the Company. Any lump sum distribution elected by the Participant will be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. To the extent the Account is paid in installment payments, amounts remaining in the Plan (and, if applicable, in the Trust) will continue to be credited with earnings, and such earnings will be distributed with each subsequent installment distribution. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant. Notwithstanding the above, upon the request of a
          Participant whose Account is in the process of an installment distribution, the Committee, in its sole discretion and without any obligation to do so, may accelerate the payment of all or any portion of such Participant's vested Account.

          Death of Participant. Upon the death of a Participant while employed with the Company, the Participant's Designated Beneficiary shall be paid the vested balance credited to the Participant's Account under this Plan. Distribution to the Designated Beneficiary will commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Distribution will be made in substantially equal annual installments over a ten-year period; provided, however, that a Participant may, upon first becoming eligible to participate in this Plan, elect that his or her Designated Beneficiary will receive the Participant's vested Account under this Plan in one lump sum distribution which will be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Any lump sum distribution elected by the Participant will be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. To the extent the Account is paid in installment payments to the Designated Beneficiary, amounts remaining in the Plan (and, if applicable, in the Trust) will continue to be credited with earnings, and such earnings will be distributed with each subsequent installment distribution. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant and the Designated Beneficiary. Notwithstanding the above, upon the request of the Designated Beneficiary of a Participant whose Account is in the process of an installment distribution, the Committee, in its sole discretion and without any obligation to do so, may accelerate the payment of all or any portion of such vested Account. If a Participant dies while his or her Account is being distributed under Section 3.02(a) above, the Participant's Designated Beneficiary shall be paid the remaining installment distributions owing as of the Participant's death.

3.03 Forfeitures. Upon termination of a Participant's employment with the Company, any unvested portion of his Account shall be forfeited and any amounts attributable thereto that are held in the Plan (or, if applicable, the Trust) shall be used first to pay any administrative expenses of the Plan (and, if applicable, administrative expenses of the Trust), and then to reduce the Company's contribution obligation under Section 2.04.

                                   ARTICLE IV

                 FUNDING, INVESTMENT, AND VALUATION OF ACCOUNTS

4.01 Plan Accounts Are Unfunded And May Be Held in Trust.

          All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of the Trust established pursuant to Section 4.01(b) below.

          The Company, in its discretion, may establish a grantor trust for the benefit of Participants under the Plan. The assets placed in the Trust shall be comprised of all or any portion of amounts in Accounts and shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and Trust, subject to the following conditions:

         (i)   the  creation  of the Trust  shall not cause the Plan to be other
               than   "unfunded"  for  purposes  of  Title  I  of  the  Employee
               Retirement Income Security Act of 1974;

          (ii) the Company  shall be treated as "grantor"  of the Trust;  and

          (iii)the Trust agreement shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.

          In the event that a Trust is established pursuant to Section 4.01(b), the amounts contributed in the form of Participant Contributions and Company Contributions will be transferred by the Company to such Trust, as directed by the Committee.

4.02 Account Investment. Each Participant may direct the investment of the amounts allocable to the Participant's Account under the Plan which are held in the Trust into one or more of the Investment Funds offered by the Committee.

4.03 Investment Funds. The Committee may designate one or more Investment Funds for the investment of Participant's Accounts. It is the intention of this Section that the Investment Funds for this Plan will be the same investment funds offered under the 401(k) Plan. The Committee may change the designation of Investment Funds from time to time, in its sole discretion. The Committee may direct that one or more Investment Funds be comprised of equity securities, common stock or other obligations of the Company. The Committee will determine, from time to time and consistent with the investment direction provisions of the 401(k) Plan, the manner in which Participants may provide investment instructions for their Accounts under the Plan.

4.04 Individual Records. The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Account and the amounts allocable to each Participant under this Plan (and, if applicable, under the Trust); provided, however, the Committee may delegate this responsibility to the Trustee or another administrator. At least once a year, each Participant shall be furnished with a statement setting forth the balance credited to his or her Account under the Plan (and, if applicable, under the Trust).

4.05 Valuations.

          On each Valuation Date each Participant's Account shall be allocated its proportionate share of the increase or decrease (including earnings) in the fair market value of that portion of any Investment Fund which is allocable to the Participant's Account, as well as any expenses paid from the assets of the Trust. Any portion of the Trust allocable to a Participant's Account which is not invested in an
          Investment   Fund  shall  not  be  credited  with  any  earnings.

          Immediately after any gain or loss or earnings are allocated to a Participant's Account under the Trust in accordance with Section 4.05(a), an equal amount of gain or loss or earnings shall be credited to the Participant's Account under the Plan.

                                    ARTICLE V

                                 ADMINISTRATION

5.01 Modification and Amendment. The Board of Directors of the Company reserves the right to modify, amend in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall be made to Section 3.01(c) or 6.03 and no modification, discontinuance, amendment or termination shall adversely affect the right of any Participant to receive the benefits accrued and the vested balance to the credit of such Participant's Account as of the date of such modification, discontinuance, amendment, or termination, as adjusted to reflect changes in the value of the Investment Funds in which the amount in the Trust allocable to the Participant's Account is invested as of the date of such modification, discontinuance, amendment, or termination.

5.02 Termination and Discontinuance. If the Company terminates the Plan, or discontinues benefit accruals thereunder, Participants shall continue to vest in their accrued benefits and their Accounts in accordance with
     Section 3.01 and Accounts under the Plan shall be paid in the manner and at the times indicated in Article III, unless the Board of Directors shall determine in its sole and absolute discretion that Participants shall be fully vested in their Accounts, in which case Accounts under the Plan shall become 100% vested upon such determination.

5.03 Special Provisions Upon Change of Control. Notwithstanding the provisions of Section 6.01 and Section 6.02, upon the occurrence of a Change in Control and at all times thereafter, the Board of Directors of the Company shall not discontinue, terminate, suspend or amend the Plan, in whole or in part, in any manner that would adversely affect the right of any Participant to receive the benefits otherwise provided under the Plan as of the effective date of such action by the Board of Directors.

5.04 Administration and Interpretation. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. The Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

5.05 No Contract of Employment. The establishment of the Plan (and the establishment of any Trust) shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant in the Plan.

5.06 Facility of Payment. In the event that the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Committee may direct that any benefit payment due to such Participant, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to such Participant's spouse, child, or other blood relative, or to a person with whom such Participant resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan and the Trust therefor.

5.07 Withholding and Tax Consequences. The Company and the Trustee shall have the right to deduct from each payment to be made under the Plan and the Trust any required withholding or other taxes. In the event the Internal Revenue Service determines that the value of all or any portion of the benefits accrued under this Plan are taxable to Participants in any year prior to the year of actual distribution, the Committee may authorize distribution of a portion of a Participant's Accounts in an amount sufficient to satisfy such tax liability. The Company shall not be responsible for the ordinary income taxes attributable to distributions from the Plan.

5.08 Nonalienation. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution of levy, or liability for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

5.09 Construction. The Plan shall be construed, regulated and administered under the laws of the State of Colorado. When used herein the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.

5.10 Claims Procedure. Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered or mailed to the Committee. The Committee shall have full discretion to deny or grant a claim in whole or in part.

5.11 Unfunded Plan. The Company will not be required to fund its obligations under this Plan in any manner, whether by purchase of insurance or endowment contracts, or contributions to a trust fund, or deposits in an escrow account, or otherwise; and if the Company does choose to do so, then the Participant will not have any right or interest in such contract, trust, or account but may look only to the Company's unsecured promise to pay in accordance with the provisions of this Plan. Nothing contained in this Plan will be deemed to create a trust of any kind or to create any fiduciary relationship.

5.12 Prior Agreements Superseded. The deferred compensation plan for the Participants set forth in this Plan replaces and supersedes any and all prior deferred compensation agreements between the Company and any Participant.

               IN WITNESS WHEREOF, ICG Communications, Inc. has approved this Plan effective October 1, 1996.

                                        ICG COMMUNICATIONS, INC.

                                        By: /s/John D. Field

                                        Title: Executive Vice President

                                        Date: October 22, 1996